Exhibit 10.5
(Multicurrency - Cross Border)
ISDA®
International Swap Dealers Association, Inc.
MASTER AGREEMENT
dated as of February 28, 2007

WACHOVIA BANK, NATIONAL ASSOCIATION	and	NOVASTAR MORTGAGE SUPPLEMENTAL INTEREST TRUST, SERIES 2007-1, a New York common law trust

(“Party A”)		(“Party B”)

have entered and/or anticipate entering into one of more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.
Accordingly, the parties agree as follows: —

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable: —

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will: —

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: —

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

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(ii) Liability. If: —

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: —

(a) Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: —

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: —

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled. or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.
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5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party: —

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

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(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: -

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

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(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date. it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); of

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If:—

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

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(c) Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default:—

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

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(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:—

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties:—

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

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7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

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9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

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12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to all

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

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(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement: —

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means: —

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)  in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

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“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different. in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(c)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values, If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

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“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of.-

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

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“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction. for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

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Execution Version

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

WACHOVIA BANK, NATIONAL ASSOCIATION
NOVASTAR MORTGAGE SUPPLEMENTAL INTEREST TRUST, SERIES 2007-1

By: Deutsche Bank National Trust Company, as Trustee under the Pooling and Servicing Agreement, acting not in its individual capacity, but solely in its capacity as Trustee to NovaStar Mortgage Supplemental Interest Trust, Series 2007-1

By /s/ Kim V. Farr Name: Kim V. Farr Title: Director Date: February 28, 2007	By /s/ Karlene Benvenuto Name: Karlene Benvenuto Title: Authorized Signer Date: February 28, 2007

SCHEDULE
TO THE
MASTER AGREEMENT
DATED AS OF FEBRUARY 28, 2007

between

WACHOVIA BANK, NATIONAL ASSOCIATION,
A national banking association
("Party A")

and

NOVASTAR MORTGAGE SUPPLEMENTAL INTEREST TRUST, SERIES 2007-1,
a New York common law trust
("Party B")

TERMINATION PROVISIONS

"Specified Entity" means in relation to Party A and Party B: Not Applicable.

"Specified Transaction" means: means, with respect to Party A, all Transactions under this Agreement and with respect to Party B, none.

The "Cross-Default" provisions of Section 5(a)(vi) will not apply to Party B and will apply to Party A with a Threshold Amount equal to 3 per cent of Party A's "Total Equity Capital" (as shown in the most recently filed Consolidated Report of Condition and Income for a Bank with Domestic and Foreign Offices Only ("Call Report"), or in any report in replacement thereof).

The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

Payments on Early Termination. For the purpose of Section 6(e) of this Agreement :

Market Quotation will apply;

provided that, notwithstanding Section 6 of this Agreement, so long as Party A is (A) the sole Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, paragraphs (i) to (vi) below shall apply:

(a)	The definition of "Market Quotation" shall be deleted in its entirety and replaced with the following:

"Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Early Termination Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions)."

The definition of "Settlement Amount" shall be deleted in its entirety and replaced with the following:

""Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party B based on information provided by Reference Market-makers) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding; provided that:

(1) If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Party B may specify in writing to Party A (but in either case no later than the Early Termination Date) (such day, the "Latest Settlement Amount Determination Day"), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations; or

(2) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(3) For the purpose of clause (4) of the definition of Market Quotation, Party B shall have determined (upon receipt of evidence that the Rating Agency Condition has been satisfied), whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions); provided, however, that notwithstanding the provisions of this Part 1(f)(i), nothing in this Agreement shall preclude Party A from obtaining Market Quotations.

(4) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations.

(5) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(6) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

"Second Method and Market Quotation. If Second Method and Market Quotation apply, subject to Part 1(f)(ii) below, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).";

Second Method will apply; provided, however, that Party B shall have no obligation to make any payment to Party A under Section 6 as a result of any Event of Default or Termination Event other than an Event of Default of Party B under Section 5(a)(i) of this Agreement or an Additional Termination Event in Part 1(j)(iv) or (v). This modification of the terms of Section 6 of this Agreement has been freely bargained for by the parties and will not affect the obligation, if any, of Party B with respect to Unpaid Amounts. Party A acknowledges having received consideration sufficient to warrant its agreement to the approach contemplated in this Part 1(f) provision.

"Termination Currency" means United States Dollars.

Tax Event and Tax Event Upon Merger. Section 5(b)(ii) will apply; provided that the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)" shall be deleted.

Section 5(b)(iii) will apply, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

Section 6(b)(ii) will apply, provided that the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party" shall be deleted.

Trigger Events. If a Collateralization Event (as defined below) occurs with respect to Party A (or any applicable Credit Support Provider), then (i) Party A will promptly give notice of the circumstances to Party B (with a copy to the Trustee) and to each Rating Agency (as defined herein) and (ii)(A) Party A will at its own expense (and subject to the Rating Agency Condition), assign the Transactions under this Agreement to a third party within thirty (30) days of such Collateralization Event that meets or exceeds, or as to which any applicable Credit Support Provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Agreement and must obtain a release of the mutual obligations of Party A and Party B under this Agreement (a "Release") and provided (x) the right to designate an Early Termination Date under the substitute documentation on the grounds contemplated in Section 5(a)(vii) of this Agreement would be enforceable against that entity (or a receiver, conservator or trustee for it or its property), subject, if applicable, only to such limitations as are provided for in the Federal Deposit Insurance Act (the "FDIA"), (y) Party B would, in proceedings of the kinds contemplated in that provision, have an enforceable right to apply any collateral posted by the proposed counterparty to secure its obligations under the proposed replacement agreement without need for leave of court or any other person (subject, if applicable, only to such qualifications as may be relevant under the FDIA), and (z) no withholding taxes would be applicable to payments to be made by or to Party B in respect of payments due under Section 2(a) of the proposed agreement or (B) Party A will, at its own expense (and subject to the Rating Agency Condition) and within thirty (30) days of such Collateralization Event, deliver collateral, in the amount specified under the Credit Support Annex or (C) otherwise provide, at its own expense and within thirty (30) days of such Collateralization Event, Alternative Credit Support, as defined below, subject to the Rating Agency Condition (provided, however, that if Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (it or its successor, "S&P") or Fitch, Inc. (it or its successor, "Fitch", and collectively with S&P, each a "Rating Agency" and together, the "Rating Agencies") (A) withdraws its rating for the short-term unsecured and unsubordinated debt (the "Short Term Rating") of Party A or (B) reduces its Short Term Rating of Party A to a level below "BBB-" by S&P or "F2" by Fitch (a "Ratings Event"), Party A will no longer be eligible to deliver collateral pursuant to clause (ii)(B) or provide Alternative Credit Support pursuant to clause (ii)(C), but must assign the Transactions hereunder, at its own expense, to a third party within five (5) days of such Ratings Event that meets or exceeds, or as to which any applicable Credit Support Provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Agreement and must obtain a Release under this Agreement). For purposes of this Transaction, a "Collateralization Event" will occur with respect to Party A (or any applicable Credit Support Provider), if its rating falls below (A) a Short Term Rating at least equal to "A-1" by S&P (or if no Short Term Rating exists, a rating for the long term unsecured and unsubordinated debt of Party A of "A+") or "F1" by Fitch such ratings being referred to herein as the "Approved Ratings Thresholds." For purposes of this provision, "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each Rating Agency (which term for the avoidance of doubt excludes Moody’s Investors Service, Inc. (it or its successor, "Moody’s")) making a rating reduction or withdrawal (each such Rating Agency, a "Downgrading Rating Agency") and receive from each Downgrading Rating Agency (with a copy to the Trustee) a confirmation in writing that their respective ratings of the Certificates as in existence immediately prior to the Rating Event will be restored or maintained. For purposes of this Agreement, "Alternative Credit Support" means an absolute and unconditional guarantee, credit intermediation arrangement, letter of credit or other additional credit support or collateral. Any Credit Support Annex or document governing Alternative Credit Support shall be made a Credit Support Document for Party A pursuant to an amendment to this Agreement.

Additional Termination Events will apply. Each of the following will be an "Additional Termination Event":

A Collateralization Event or a Ratings Event has occurred and Party A has not complied with (i) above, then an Additional Termination Event will have occurred with respect to Party A.

(ii) Moody’s Rating Events.

First Rating Trigger Collateral. Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and either (A) the Second Rating Trigger Requirements do not apply or (B) less than 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply.

Second Rating Trigger Replacement. (A) The Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (B) (i) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(s)(ii) below and/or (ii) at least one entity with the First Trigger Required Ratings and/or the Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

For purposes of this Agreement:

"Eligible Guarantee" means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

"Eligible Replacement" means an entity (A) with the First Trigger Required Ratings and/or the Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the First Trigger Required Ratings and/or the Second Trigger Required Ratings as evidenced by Party B's receipt of confirmation that the Rating Agency Condition has been satisfied.

"Firm Offer" means an offer which, when made, was capable of becoming legally binding upon acceptance.

"Moody’s Short-term Rating" means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

"Relevant Entities" means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

An entity shall have the "First Trigger Required Ratings" (A) where such entity is the subject of a Moody’s Short-term Rating, if such rating is "Prime-1" and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated "A2" or above by Moody’s or (B) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt or counterparty obligations are rated "A1" or above by Moody’s.

the "Second Rating Trigger Requirements" shall apply so long as no Relevant Entity has the Second Trigger Required Ratings.

An entity shall have the "Second Trigger Required Ratings" (A) where such entity is the subject of a Moody’s Short-term Rating, if such rating is "Prime-2" or above and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated "A3" or above by Moody’s and (B) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt or counterparty obligations are rated "A3" or above by Moody’s.

So long as the Second Rating Trigger Requirements apply, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, procure either (A) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor with the First Trigger Required Ratings and/or the Second Trigger Required Ratings or (B) a transfer in accordance with Part 5(s)(ii) below.

(iii) A Hedge Disclosure Event (as defined below) has occurred and Party A has not, within ten (10) days after such Hedge Disclosure Event, complied with one of the solutions listed below.

It shall be a hedge disclosure event ("Hedge Disclosure Event") if at any time after the date hereof, for so long as Party B is required to file periodic reports under the Securities Exchange Act of 1934, as amended, with respect to the Certificates, NovaStar Mortgage, Inc. (the "Sponsor") shall notify Party A that in the reasonable determination of the Sponsor acting in good faith, the "aggregate significance percentage" of all derivative instruments (as such term is defined in Item 1115 of Regulation AB) provided by Party A and any of its affiliates to Party B (the "Significance Percentage") is 10% or more.

Following a Hedge Disclosure Event, Party A shall take one of the following actions at its own expense: either (A) (1) if the Significance Percentage is 10% or more, but less than 20%, Party A shall provide the information set forth in Item 1115(b)(1) of Regulation AB for Party A (or for the group of affiliated entities, if applicable) or (2) if the Significance Percentage is 20% or more, Party A shall provide the information set forth in Item 1115(b)(2) of Regulation AB for Party A (or for the group of affiliated entities, if applicable) (collectively, the "Additional Hedge Disclosure Information") to the Sponsor or (B) Party A shall assign all of its rights and obligations under one or more Transactions (such that the Significance Percentage no longer exceeds 10% in the reasonable discretion of the Sponsor acting in good faith ) to a replacement counterparty that is rated at or above the Approved Ratings Threshold and the Second Trigger Required Ratings and subject to the Rating Agency Condition, pursuant to documentation substantially similar to the documentation then in place and subject to prior notification to the Rating Agencies, which counterparty is willing to provide the Additional Hedge Disclosure Information (with respect to itself or for its group of affiliated entities, if applicable) to the Sponsor, in the event that the significance percentage of Transactions to which it is a counterparty exceeds 10% in the reasonable determination of the Sponsor acting in good faith (or, so long as Party A is able to provide the Swap Financial Disclosure required pursuant to Item 1115(b)(1) of Regulation AB, such that the Significance Percentage no longer exceeds 20%, in the event Party A is requested to provide the Swap Financial Disclosure required pursuant to Item 1115(b)(2) of Regulation AB). If permitted by Regulation AB, any Additional Hedge Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

"Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission ("SEC") in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

For the purposes of the Termination Events (i), (ii) and (iii) above, Party A shall be the sole Affected Party.

(iv) Deutsche Bank National Trust Company, as trustee (together with its successors and assigns, the "Trustee") receives notice (a "Termination Notice") of an optional termination of the Pooling and Servicing Agreement among NovaStar Mortgage Funding Corporation, NovaStar Mortgage, Inc., U.S. Bank, National Association, and Deutsche Bank National Trust Company dated as of February 1, 2007 (the "Pooling and Servicing Agreement") under Article XI of the Pooling and Servicing Agreement (an "Optional Termination") and there remains no more than 5 Business Days prior to the proposed termination date. In the case of an Optional Termination, both Party A and Party B shall have the right to cause a termination of this Agreement and, for the purposes of Section 6(e)(ii) of this Agreement, Party B shall be the sole Affected Party. Following notification from the Trustee that it has received a Termination Notice, Party A shall provide the Trustee from time to time, upon request, with good faith estimates of the amount that would be payable under Section 6(e)(ii) in the event of such Optional Termination. Any termination payment payable in respect of such Additional Termination Event shall be paid on the relevant termination date.

(v) The Pooling and Servicing Agreement is amended or otherwise modified, without the prior written consent of Party A, if such amendment or modification would materially adversely affect the rights of Party A under the Pooling and Servicing Agreement or this Agreement, where such consent is required under the Pooling and Servicing Agreement. For the purposes of this Additional Termination Event, Party B shall be the sole Affected Party.

Events of Default.

The following Events of Default will not apply to Party A: Section 5(a)(ii) and Section 5(a)(v).

The following Events of Default will not apply to Party B: Section 5(a)(ii), Section 5(a)(iv), Section 5(a)(v), Section 5(a)(vi), and Section 5(a)(viii). In addition, Section 5(a)(vii) is hereby modified by deleting clauses (2), (7) and (9).

Section 5(a)(vii)(4) will not apply to Party B with respect to proceedings or petitions instituted or presented by Party A or any Affiliate of Party A.

Section 5(a)(vii)(6) will not apply to Party B to the extent that it refers to (i) any appointment that is effected by or pursuant to the Transaction Documents or (ii) any appointment that Party B has not become subject to.

Section 5(a)(vii)(8) will not apply to Party B to the extent that it applies to Section 5(a)(vii)(2),(4),(6), and (7) (except to the extent that such provisions are not disapplied with respect to Party B).

Section 5(a)(iii) will not apply to Party B except that Section 5(a)(iii)(1) will apply in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

Notwithstanding Sections 5(a)(i) and 5(a)(iii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not be an Event of Default unless (A) (i) the Second Rating Trigger Requirements apply and at least 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A or (B) (i) a Ratings Event has occurred and at least 10 Local Business Days (or 30 calendar days, in the case of Fitch) have elapsed since the date such Ratings Event occurred and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

No Event of Default shall occur to a party when a failure to pay or deliver, or a default, event of default or other similar condition or event, as the case may be, arises solely (1) out of a wire transfer problem or an operational or administrative error or omission (so long as the required funds or property required to make that payment or delivery were otherwise available to that party), or (2) from the general unavailability of the relevant currency due to exchange controls or other similar governmental action, but in either case only if the payment or delivery is made within three Local Business Days after the problem has been corrected, the error or omission has been discovered or the currency becomes generally available.

The foregoing is without prejudice to application to Party A and Party B of the Events of Default in Paragraph 7 of any Credit Support Annex made part of this Agreement pursuant to Part 1(h) of this Schedule.

TAX REPRESENTATIONS

Payer Tax Representation. For the purpose of Section 3(e) of this Agreement, each party will make with respect to itself the following representation: None.

Payee Tax Representations. For the purposes of Section 3(f), each party makes the following representations: None.

AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a) Tax Forms.

(i) Tax forms to be delivered by Party A: An executed U.S. Internal Revenue Service Form W-9 (or successor thereto) that eliminates U.S. federal backup withholding tax on payments to Party A under this Agreement. Party A will deliver such tax form (1) before the first payment date under this Agreement, (2) as soon as practicable upon reasonable demand by Party B, and (3) as soon as practicable upon learning that any such form previously provided by Party A has become obsolete or incorrect.

(ii) Tax forms to be delivered by Party B: An executed U.S. Internal Revenue Service Form W-9 (or successor thereto) or any other applicable form that eliminates U.S. federal backup withholding tax on payments to Party B under this Agreement. Party B will deliver such tax form (1) before the first payment date under this Agreement, (2) as soon as practicable upon reasonable demand by Party A, and (3) as soon as practicable upon actual knowledge that any such form previously provided by Party B has become obsolete or incorrect.

(b) Other Documents to be Delivered.

PARTY REQUIRED TO DELIVER DOCUMENT	FORM/DOCUMENT/CERTIFICATE	DATE BY WHICH TO BE DELIVERED	COVERED BY SECTION 3(d) REPRESENTATION

Party A & B	Signing Authority, being evidence of authority, incumbency and specimen signature of each person executing any document on its behalf in connection with this Agreement and any Credit Support Document.	Upon execution of this Agreement and, if requested, any Confirmation.	Yes

Party A
A copy, certified by the secretary or assistant secretary of Party A, of the resolutions of Party A’s board of directors authorizing the execution, delivery and performance by Party A of this Agreement and authorizing Party A to enter into Transactions hereunder.
		Upon execution of this Agreement.	Yes.

Party B	Executed copies of the Pooling and Servicing Agreement (as defined above), the Prospectus Supplement, and such other documents as requested by Party A.	Upon execution of this Agreement.	No

Party B	Any and all proposed and executed amendments to the Pooling and Servicing Agreement (as defined below).	Each (i) date of distribution to the Certificateholders or (ii) date of proposal by Party B, as applicable.	No

Party B	Such information in connection with the Certificates or the Pooling and Servicing Agreement (as defined below) as Party A may reasonably request.	As soon as practicable after request.	No

Party A & Party B	Legal opinions acceptable to the other party in the form and substance to be satisfactory to the other party.	Upon execution of this Agreement.	No

MISCELLANEOUS

Addresses For Notices. For the purpose of Section 12(a) of this Agreement:

Notices or communications shall, with respect to a particular Transaction, be sent to the address, telex number or facsimile number reflected in the Confirmation of that Transaction. In addition (or in the event the Confirmation for a Transaction does not provide relevant addresses/information for notice), with respect to notices provided pursuant to Section 5 and 6 of this Agreement, notice shall be provided to:

Address for notices or communications to Party A:

Address:	301 South College, DC-8
Charlotte, NC 28202-0600
Attention:	Bruce M. Young, Senior Vice President, Risk Management
Phone No.:	(704) 383-8778
Facsimile No.:	(704) 383-0575

Address for notices or communications to Party B:

Address:	c/o NovaStar Mortgage Inc.
8140 Ward Parkway, Suite 300
Kansas City, Missouri 64114
Attention:	Matt Kaltenrieder

Facsimile No.:	816-237-7515

With a copy to:

Address:	Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

Attention:	Trust Administration- NS0701

Facsimile No.:	714-247-6478

With a copy to:

Address:	Standard & Poor's Ratings Services
55 Water Street
New York, New York 10041-0003

Attention:	Residential Mortgage Surveillance Group

Facsimile No.: 212-438-2652

With a copy to:

Address:	Moody's Investors Service
99 Church Street
New York, New York 10007

Attention:	RMBS Monitoring Department

Facsimile No.:	212 298 7139

Notices. Section 12(a) is amended by adding in the third line thereof after the phrase "messaging system" and before the ")" the words "; provided, however, any such notice or other communication may be given by facsimile transmission (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine)".

Process Agent. For purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not applicable
Party B appoints as its Process Agent: Not applicable

Offices. The provisions of Section 10(a) will apply to this Agreement.

Multibranch Party. For purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

Calculation Agent. Party A.

Credit Support Documents.

In the case of Party A and Party B means the credit support annex entered into between Party A and Party B in relation to this Master Agreement (the "Credit Support Annex") and ,with respect to Party A only, any Eligible Guarantee.

Credit Support Provider.

In relation to Party A, the guarantor under any guarantee in support of Party A’s obligations under this Agreement, and in relation to Party B, Party B in its capacity as a party to the Credit Support Annex.

Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS WHOLLY PERFORMED WITHIN NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Single Agreement. Section 1(c) shall be amended by the addition of the words ", the credit support annex entered into between Party A and Party B in relation to this Master Agreement" after the words "Master Agreement".

Local Business Day. The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words "or any Credit Support Document" after "Section 2(a)(i)" and the addition of the words "or Credit Support Document" after "Confirmation".

Netting of Payments. Sub-paragraph (ii) of Section 2(c) of this Agreement will apply to all Transactions hereunder, unless otherwise provided in the relevant Confirmation(s).

"Affiliate" will have the meaning specified in Section 14 but will have no meaning as applied to Party B.

OTHER PROVISIONS

ISDA Definitions Incorporated by Reference. The definitions and provisions of the 2000 ISDA Definitions (the "ISDA Definitions") (as published by the International Swaps and Derivatives Association, Inc. -- "ISDA") are incorporated by reference herein. Any terms used and not otherwise defined herein which are contained in the ISDA Definitions shall have the meaning set forth therein. In the event of any conflict between the ISDA Definitions and any other ISDA-published definitions referenced in a Confirmation, such Confirmation and the ISDA-published definitions referred to therein shall control for purposes of the particular Transaction. For the avoidance of doubt, any reference to a "Swap Transaction", if any, in the Definitions is deemed to be a reference to a "Transaction" for the purpose of interpreting this Agreement or any Confirmation, and any reference to a "Transaction" in this Agreement or any Confirmation is deemed to be a reference to a "Swap Transaction" for the purpose of interpreting the Definitions.

Condition Precedent. The condition precedent specified in Section 2(a)(iii)(1) of this Agreement does not apply to a payment or delivery owing by a party if the other party shall have satisfied in full all of its payment and delivery obligations under Section 2(a)(i) of this Agreement and shall at the relevant time have no future payment or delivery obligations, whether absolute or contingent, under Section 2(a)(i).

Additional Representations. Section 3 is hereby amended by adding at the end thereof the following subparagraph:

"(g) No Agency. It is entering into this Agreement, the Credit Support Document and any other document relating to this Agreement and each Transaction hereunder as principal and not as agent or in any capacity, fiduciary or otherwise, and no other person has an interest herein."

Tax. Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and in relation to Party B, no Tax shall be an Indemnifiable Tax.

Swap Exemption. Each party hereto represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into between them hereunder, that it is an "eligible contract participant" as defined in the Commodity Exchange Act, as amended.

Relationship between Parties. In connection with the negotiation of, the entering into, of this Agreement, and any other documentation relating to this Agreement to which it is a party or that it is required by this Agreement to deliver, each party hereby represents and warrants, and, in connection with the negotiation of, the entering into, and the confirming of the execution of each Transaction, each party will be deemed to represent, to the other party as of the date hereof (or, in connection with any Transaction, as of the date which it enters into such Transaction) that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

Non-Reliance Party A is acting for its own account, and, with respect to Party B, Deutsche Bank National Trust is executing as Trustee for Party B. Each has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

Assessment and Understanding It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction. It has determined to its satisfaction whether or not the rates, prices or amounts and other economic terms of each Transaction and the indicative quotations (if any) provided by the other party reflect those in the relevant market for similar transactions, and all trading decisions have been the result of arm’s length negotiations between the parties.

Status of Parties The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

Related Transactions. It is aware that each other party to this Agreement and its Affiliates may from time to time (A) take positions in instruments that are identical or economically related to a Transaction or (B) have an investment banking or other commercial relationship with the issuer of an instrument underlying a Transaction.

Confirmation Procedures. Upon receipt thereof, Party B shall examine the terms of each Confirmation sent by Party A, and unless Party B objects to the terms within three New York business days after receipt of that Confirmation, those terms shall be deemed accepted and correct absent manifest error, in which case that Confirmation will be sufficient to form a binding supplement to this Agreement notwithstanding Section 9(e)(ii) of this Agreement.

Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION.

Consent to Telephonic Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of the telephone conversations of trading and marketing personnel of the parties and their authorized representatives in connection with this Agreement or any Transaction or potential Transaction; and each party, waives any further notice of such monitoring or recording and agree to give proper notice and obtain any necessary consent of such personnel or any such monitoring or recording.

Pooling and Servicing Agreement. Capitalized terms used in this Agreement that are not defined herein and are defined in the Pooling and Servicing Agreement shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

Amendment of the Pooling and Servicing Agreement.

(1) Party B will not amend, supplement or otherwise modify the Pooling and Servicing Agreement except in compliance with the provisions of Section 12.01 of the Pooling and Servicing Agreement.

(2) As provided in Section 12.01 of the Pooling and Servicing Agreement, Party A will be provided with any proposed amendment to the Pooling and Servicing Agreement that requires the consent of Party A, and with a copy of any executed amendment to the Pooling and Servicing Agreement.

Consent to Assignment. Notwithstanding Section 7 of this Agreement, Party A hereby acknowledges that Deutsche Bank National Trust Company is acting as Trustee pursuant to the Pooling and Servicing Agreement and consents to the transfer to the Trustee of a security interest in all rights of Party B under this Agreement. Deutsche Bank National Trust Company, acting as Trustee on behalf of the holders of the Certificates, shall have the right to enforce this Agreement, including the terms of Part 1(i), against Party A. Party A acknowledges that the Trustee shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B. Party A shall be entitled to rely on any notice or communication from the Trustee to that effect; provided, further, that any such notice or communication shall be in writing and delivered to Party A in accordance with Section 12 hereof. Party A shall be entitled to assume the authenticity of any such notice or communication, including, without limitation, any written wiring account information of Party B or the Trust, and shall have no obligation to verify the accuracy of any facts asserted therein or the authority of the sender thereof. Party B hereby indemnifies Party A against any losses, costs, claims or liabilities arising from Party A’s reliance on any such notice or communication (subject to the availability of funds therefor in accordance with Article IV (Flow of Funds) of the Pooling and Servicing Agreement), and Party A shall be released from any further obligations to Party B to the extent that it has rendered performance of such obligations to the Trustee for the benefit of the holders of the Certificates. The parties acknowledge that the indemnity contained in this Part 5(j) shall be subject to Section 4.04 of the Pooling and Servicing Agreement and is only due to the extent funds are available for the payment thereof in accordance with the Pooling and Servicing Agreement.

Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly, Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B or the Trust; (ii) the selection of any person performing services for or acting on behalf of Party B or the Trust; (iii) the selection of Party A as a Hedge Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in then free writing prospectus dated February 22, 2007 or the prospectus supplement dated February 23, 2007 (other than certain information provided by Party A expressly for inclusion therein in the form attached hereto as Exhibit I), the Pooling and Servicing Agreement or any other agreements or documents used by Party B, the Trust or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B or the Trust, including the furnishing of any information to Party B or the Trust which is not specifically required under this Agreement; or (vii) any other aspect of Party B's or the Trust 's existence.

No Petition for Bankruptcy. Party A, by entering into this Agreement, hereby covenants and agrees that in connection with any obligations of Party B under this Agreement, Party A will not institute against Party B or the Trust (as defined in the Pooling and Servicing Agreement), any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year (or, if longer, the applicable preference period) and a day after the latest maturing security issued by the Trust is paid; provided however, that nothing herein shall preclude or estop Party A prior to the expiration of the applicable preference period (i) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by Party B or the Trust or (y) any involuntary insolvency proceeding filed or commenced against Party B or the Trust by a person other than Party A or (ii) from commencing against Party B or the Trust or any properties of Party B or the Trust any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. This provision shall survive termination of this Agreement for any reason whatsoever.

Representations of Party B. As an inducement to Party A for entering into this Agreement and each Transaction hereunder, Party B represents that for the purposes of the Pooling and Servicing Agreement:

Party A is a "Hedge Counterparty",

each Transaction entered into between Party A and Party B hereunder is a "Hedge Agreement"

and any net payments (a difference between a Fixed and a Floating Amount) due to Party A under each Cap Agreement is a "Cap Amount".

Not Acting in Individual Capacity. Deutsche Bank National Trust Company is signing this Agreement solely in its capacity as Trustee to Party B and in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement and not in its individual capacity. It is expressly understood and agreed by the parties hereto that (i) each of the representations, undertakings and agreements herein stated to be those of Party B is made and intended for the purpose of binding only Party B, (ii) nothing herein contained shall be construed as creating any liability for Deutsche Bank National Trust Company, individually or personally, to perform any covenant (either express or implied) contained herein stated to be those of Party B, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, and (iii) under no circumstances shall Deutsche Bank National Trust Company be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement. All persons having any claim against the Trustee by reason of the Transactions contemplated by this Agreement shall look only to the assets of NovaStar Mortgage Supplemental Interest Trust, Series 2007-1 (subject to the availability of funds therefor in accordance with Article IV (Flow of Funds) of the Pooling and Servicing Agreement) for payment or satisfaction thereof.

Amendment of Provisions and Transfer of Rights and Obligations. Without limiting the provisions of Section 7(a) of this Agreement, no amendment or transfer of the rights or obligations under this Agreement will be effective without the prior written confirmation of each Rating Agency (other than Moody's) that such amendment or transfer will not result in the reduction or withdrawal of the then current ratings for any outstanding Certificates.

Acknowledgement of Pledge of Collateral. Party A acknowledges Party B’s pledge of its assets under the Pooling and Servicing Agreement and understands that the proceeds of such assets will be applied, including to payments hereunder, only in the order set forth in the Pooling and Servicing Agreement.

Set-Off. Notwithstanding any provision of this Agreement or any other existing or future agreement, Party A hereby irrevocably waives any and all rights it may have to set-off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and Party B against any obligation between it and Party B under any other agreements; provided that nothing herein shall be construed as limiting the provisions contained in Section 2(c) or any other Section of this Agreement or Paragraphs 8(a) and 8(b) of the Credit Support Annex with respect to the netting of the parties’ respective obligations under this Agreement or the right of Party B to exercise any set-off right, by operation of law or otherwise. Except as stated above, the provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply.

Transfers

Section 7 of this Agreement shall not apply to Party A and, subject to Section 6(b)(ii) and Part 5(s)(ii) below, Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without the prior written consent of Party B.

Subject to Part 5(t) below, Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a "Transferee") that is an Eligible Replacement, provided that Party B shall have determined which shall be evidenced by satisfaction of the Rating Agency Condition, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement. Following such transfer, all references to Party A shall be deemed to be references to the Transferee.

If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance (which shall be evidenced by Party B's receipt of confirmation that the Rating Agency Condition has been satisfied)) to be the transferee of a transfer to be made in accordance with (ii) above, Party B shall (at Party A’s cost) at Party A’s written request, execute such documentation provided to it as is reasonably deemed necessary by Party A to effect such transfer.

Rating Agency Notification. Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by Party B, and no transfer of any rights or obligations under this Agreement shall be made (other than a transfer of all of Party A’s rights and obligations with respect to this Agreement in accordance with Part 5(s)(ii) above) unless Moody’s has been given prior written notice of such amendment, designation or transfer.

(u) Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

IN WITNESS WHEREOF, Party A and Party B have caused this Schedule to be duly executed as of the date first written above.

WACHOVIA BANK, NATIONAL ASSOCIATION
NOVASTAR MORTGAGE SUPPLEMENTAL INTEREST TRUST, SERIES 2007-1

By: Deutsche Bank National Trust Company, as Trustee under the Pooling and Servicing Agreement, acting not in its individual capacity, but solely in its capacity as Trustee to NovaStar Mortgage Supplemental Interest Trust, Series 2007-1

By /s/ Kim V. Farr Name: Kim V. Farr Title: Director	By /s/ Karlene Benvenuto Name: Karlene Benvenuto Title: Authorized Signer

Exhibit I

(Party A disclosure for prospectus supplement)

Wachovia Bank, National Association

Wachovia Bank, National Association ("Wachovia") is a national banking association that has, as of the date of this [free writing prospectus][prospectus supplement], long-term debt ratings from S&P, Fitch Ratings and Moody’s of "AA-", "AA-" and "Aa2", respectively, and short-term debt ratings from S&P, Fitch Ratings and Moody’s of "A-1+", "Fl+" and "P-1", respectively. The ratings reflect the respective rating agency’s current assessment of the creditworthiness of Wachovia and may be subject to revision or withdrawal at any time by the rating agencies. Wachovia will provide upon request, without charge, to each person to whom this [free writing prospectus][prospectus supplement] is delivered, a copy of the most recent audited annual financial statements of the Wachovia Corporation, the parent company of Wachovia. Requests for such information should be directed to Wachovia Corporation - Investor Relations, (704) 374-6782 or in writing at Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

Elections and Variables
to the 1994 ISDA Credit Support Annex
To the Schedule to the ISDA Master Agreement dated as of February 28, 2007 between Party A and Party B

dated as of

February 28, 2007

between

WACHOVIA BANK, NATIONAL ASSOCIATION	and	NOVASTAR MORTGAGE SUPPLEMENTAL INTEREST TRUST, SERIES 2007-1
(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above (this “Agreement”), is party of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraphs 1 - 12. Incorporation

Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof.

Paragraph 13.

(a)	Security Interest for “Obligations”.

The term “Obligations” as used in this Annex includes the following additional obligations: None.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a), except that the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date;” provided, that the Delivery Amount shall be calculated, with respect to collateral posting required by each Rating Agency, by using (i) such Rating Agency’s Valuation Percentages as provided below to determine Value and (ii) the Credit Support Amount related to such Rating Agency. The Delivery Amount shall be the greatest of such calculated amounts.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b); provided, that the Return Amount shall be calculated, with respect to collateral posting required by each Rating Agency, by using (i) such Rating Agency’s Valuation Percentages as provided below to determine Value and (ii) the Credit Support Amount related to such Rating Agency. The Return Amount shall be the least of such calculated amounts.

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(C)	“Credit Support Amount” has the meaning specified in Paragraph 13(j)(iii).

(ii)	Eligible Collateral. The Valuation Percentages[1] listed below shall apply to the following Eligible Collateral:

Instrument	Valuation Percentages applicable with respect to calculating Moody's First Trigger Credit Support Amount	Valuation Percentages applicable with respect to calculating Moody's Second Trigger Credit Support Amount	Valuation Percentages applicable with respect to calculating S&P Credit Support Amount
	Moody’s	Moody’s	S&P
U.S. Dollar Cash	100%	100%	100%
Fixed Rate Treasury Debt issued by U.S. Treasury Department with Remaining Maturity:
<1 Year	100%	100%	98.6%
1 to 2 years	100%	99%	97.3%
2 to 3 years	100%	98%	95.8%
3 to 5 years	100%	97%	93.8%
5 to 7 years	100%	95%	91.4%
7 to 10 years	100%	94%	90.3%
10 to 20 years	100%	89%	87.9%
> 20 years	100%	87%	84.6%
Floating-Rate Negotiable U.S. Dollar Denominated Treasury Debt Issued by The U.S. Treasury Department
All Maturities	100%	99%	Not Eligible Collateral
Fixed-Rate U.S. Dollar Denominated Treasury U.S. Agency Debentures with Remaining Maturity:
< 1 Year	100%	99%	98%
1 to 2 years	100%	98%	96.8%
2 to 3 years	100%	97%	96.3%
3 to 5 years	100%	96%	94.5%
5 to 7 years	100%	94%	90.3%
7 to 10 years	100%	93%	86.9%
10 to 20 years	100%	88%	82.6%
> 20 years	100%	86%	77.9%
Floating-Rate U.S. Dollar Denominated U.S. Agency Debentures
All maturities	100%	98%	Not Eligible Collateral
Qualified Commercial Paper
	0%*	0%*	99%

For the purposes of the above table, “Qualified Commercial Paper” means commercial paper with a rating of at least P-1 by Moody’s and A-1+ by S&P and having a remaining maturity of not more than one month.

*or such other percentage in respect of which Moody’s has provided a rating affirmation.

(iii)	Thresholds.

(A)	“Independent Amount” means with respect to Party A: Zero

___________________
1 With respect to collateral types not listed below, such assets will be subject to review by each of S&P and Moody’s.
2

“Independent Amount” means with respect to Party B: Zero

(B)
“Threshold” means with respect to Party A: infinity; provided that the Threshold with respect to Party A shall be zero for so long as no Relevant Entity has the First Trigger Required Ratings or a Collateralization Event is occurring and (i) no Relevant Entity has had the First Trigger Required Ratings since this Annex was executed, or (ii) at least 30 Local Business Days have elapsed since the last time a Relevant Entity had the First Trigger Required Ratings, or (iii) no Relevant Entity has met the Approved Ratings Thresholds since this Annex was executed, or (iv) at least 30 calendar days have elapsed since the last time a Collateralization Event occurred or (v) a Ratings Event is occurring.

“Threshold” means with respect to Party B: infinity.

(C)
“Minimum Transfer Amount” means with respect to Party A: USD $100,000; provided, however, that if S&P is rating the Certificates and the aggregate Certificate Principal Balances of the rated Certificates falls below $50,000,000, then the Minimum Transfer Amount shall mean USD $50,000.

(D)
“Minimum Transfer Amount” means with respect to Party B: USD $100,000 (or if the Posted Collateral is less than $100,000, the aggregate Value of Posted Collateral), provided, however, that if S&P is rating the Certificates and the aggregate Certificate Principal Balances of the rated Certificates falls below $50,000,000, then the Minimum Transfer Amount shall mean USD $50,000 (or if the Posted Collateral is less than $50,000, the aggregate Value of Posted Collateral).

(E)	Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of USD $10,000. The Return Amount will be rounded down to the nearest integral multiple of USD $10,000.

(iv)
“Exposure” has the meaning specified in Paragraph 12, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f)(i) of the Schedule is deleted)” shall be inserted and (2) at the end of such definition, the words “with terms substantially the same as those of this Agreement.”

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A in all circumstances.

(ii)	“Valuation Date” means the first Local Business Day in each week.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Credit Support Amount will, as far as practicable, be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(d)	Conditions Precedent and Secured Party’s Rights and Remedies. None.

(e)	Substitution.

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(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m., New York time on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)
Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Eligible Credit Support or Posted Credit Support as of the relevant Valuation Date or date of Transfer will be calculated as follows:

(A)
with respect to any Eligible Credit Support or Posted Credit Support comprising securities (“Securities”) the sum of (a)(x) the last bid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the bid price for such Securities quoted as at the close of business on such date by any principal market maker (which shall not be and shall be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such Securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 5(c)(ii) or included in the applicable price) as of such date; and

(B)	with respect to any Cash, the face amount thereof.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians:

A Custodian will be entitled to hold Posted Collateral on behalf of Party B pursuant to Paragraph 6(b); provided that:

(1) Posted Collateral may be held only in the following jurisdiction: United States.

(2) The Custodian for Party B (A) is a commercial bank or trust company which is unaffiliated with Party B and organized under the laws of the United States or state thereof, having combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition, (B) it or its parent shall have a long-term debt rating of "A1" or better by Moody’s, "A+" (or better) and "A-1" (or better) by Standard & Poor’s and "A+" or better by Fitch and (C) shall hold all Eligible Credit Support in the Hedge Collateral Account, as defined in the Pooling and Servicing Agreement.

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(3) Initially, the Custodian for Cash and Securities for Party B is: The Trustee under the Pooling and Servicing Agreement, or any successor trustee thereto.

(ii)
Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B. The Trustee shall invest Cash Posted Credit Support in such overnight (or redeemable within two Local Business Days of demand) investments rated at least (1) A-1, AAAm or AAAm-G by S&P and (2) Aaa or Prime-1 by Moody’s (or such other investments as may be affirmed in writing by S&P and Moody’s) as directed by Party A (unless an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the Defaulting Party or sole Affected Party, in which case such funds shall be invested at the written direction of the Servicer, or if neither Party A nor the Servicer provides such written instructions, such funds shall be retained by the Trustee uninvested) with gains and losses incurred in respect of such investments to be for the account of Party A.

(iii)
Notice. If a party or its Custodian fails to meet the criteria for eligibility to hold (or, in the case of a party, to use) Posted Collateral set forth in this Paragraph 13(g), such party shall promptly notify the other party of such ineligibility.

(h)	Distributions and Interest Amount.

(i)
Interest Rate. The “Interest Rate” will be the actual rate of interest earned by Party B or the Custodian if the Cash is invested at the direction of Party A in accordance with Paragraph 13(g)(ii) above, otherwise the “Interest Rate” will be the federal funds overnight rate as published by the Board of Governors of the Federal Reserve System in H.15 (519) or its successor publication, or such other rate as the parties may agree from time to time.

(ii)
Transfer of Interest Amount. The transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is transferred to the Pledgor pursuant to Paragraph 3(b), in each case to the extent that a Delivery Amount would not be created or increased by that transfer, provided that Party B shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Address for Transfers.

Party A: To be notified to Party B by Party A at the time of the request for the transfer.

Party B: To be notified to Party A by Party B upon request by Party A.

(j)	Other Provisions.

(i)	Costs of Transfer on Exchange.

Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Pledgor to the Secured Party or from the Secured Party to the Pledgor.

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(ii)	Cumulative Rights.

The rights, powers and remedies of the Secured Party under this Annex shall be in addition to all rights, powers and remedies given to the Secured Party by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Secured Party in the Posted Credit Support created pursuant to this Annex.

(iii)	Ratings Criteria.

“Credit Support Amount” shall be (a) the S&P Credit Support Amount, (b) the Moody’s First Trigger Credit Support Amount, or (c) the Moody’s Second Trigger Credit Support Amount, as applicable.

With respect to Moody’s:

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)
(A) for any Valuation Date on which (I) a First Trigger Failure Condition has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of the Secured Party’s aggregate Exposure for all Transactions and the aggregate of Moody’s Additional Collateralized Amounts for all Transactions.

For the purposes of this definition, the “Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean at the option of Party A either:

(i) the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of Moody’s First Trigger Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(ii) the product of the applicable Moody's First Trigger Factor set forth in Table 1 attached hereto and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B) for any other Valuation Date, zero, over

(II)	the Threshold for Party A such Valuation Date.

“First Trigger Failure Condition” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Required Ratings.

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“DV01” means, with respect to a Transaction and any date of determination, the sum of the estimated change in the Secured Party’s Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Moody’s First Trigger DV01 Multiplier” means 25.

“Moody’s First Trigger Notional Amount Multiplier” means 4%.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)
(A) for any Valuation Date on which it is the case that a Second Trigger Failure Condition has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates and (c) the sum of the Secured Party's aggregate Exposure and the aggregate of Moody's Additional Collateralized Amounts for all Transactions.

For the purposes of this definition:

“Moody's Additional Collateralized Amount” with respect to any Transaction shall mean at the option of Party A either:

(i) the lesser of (x) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of the Moody’s Second Trigger Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(ii) the product of the applicable Moody's Second Trigger Factor set forth in Table 2 attached hereto and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B) for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

7

“Second Trigger Failure Condition” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger DV01 Multiplier” means 90.

“Moody’s Second Trigger Notional Amount Multiplier” means 9%.

With respect to S&P:

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of:

(I)	(A)
for any Valuation Date (x) on which a Collateralization Event with respect to S&P has occurred and been continuing for at least 30 calendar days or (y) on which a Ratings Event with respect to S&P has occurred and is continuing, an amount equal to the sum of (1) the aggregate Secured Party’s Exposure for such Valuation Date with respect to all Transactions and (2) the aggregate of the products of the Volatility Buffer for each Transaction and the Notional Amount of each Transaction for the Calculation Period of each such Transaction which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

“Volatility Buffer” shall mean the percentage set forth in the following table with respect to any Transaction:

Short-term credit rating of Party A’s Credit Support Provider	Remaining Weighted Average Life Maturity up to 3 years	Remaining Weighted Average Life Maturity up to 5 years	Remaining Weighted Average Life Maturity up to 10 years	Remaining Weighted Average Life Maturity up to 30 years
At least “A-2”	2.75	3.25	4.00	4.75
“A-3”	3.25	4.00	5.00	6.25
“BB+” or lower	3.50	4.50	6.75	7.50

(iv)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(A)	shall be given to or made at the following addresses:

If to Party A:

As set forth in Part 4(a) of the Schedule.

If to Party B:

As set forth in Part 4(a) of the Schedule.

8

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this subparagraph) to the other party;

(B)
shall be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(v)	Agreement as to Single Secured Party and Pledgor

Party A and Party B agree that, notwithstanding anything to the contrary in the first sentence of this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, except with respect to Party B’s obligations under Paragraph 3(b), (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder. Party A and Party B further agree that, notwithstanding anything to the contrary in the recital to this Annex or Paragraph 7, this Annex will constitute a Credit Support Document only with respect to Party A.

(vi)	Trustee Capacity.

Deutsche Bank National Trust Company is signing this Credit Support Annex solely in its capacity as Trustee of the Transferee under the Pooling and Servicing Agreement among NovaStar Mortgage Funding Corporation, NovaStar Mortgage, Inc., U.S. Bank National Association, and Deutsche Bank National Trust Company dated as of February 1, 2007 (the "Pooling and Servicing Agreement") and in the exercise of the powers and authority conferred and vested in it thereunder and not in its individual capacity. It is expressly understood and agreed by the parties hereto that (i) each of the representations, undertakings and agreements herein stated to be those of Transferee is made and intended for the purpose of binding only the Transferee, (ii) nothing herein contained shall be construed as creating any liability for Deutsche Bank National Trust Company, individually or personally, to perform any covenant (either express or implied) contained herein stated to be those of Transferee, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, and (iii) under no circumstances shall Deutsche Bank National Trust Company be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Transferee under this Credit Support Annex. All persons having any claim against the Trustee reason of the Transactions contemplated by this Credit Support Annex shall look only to the assets of NovaStar Mortgage Supplemental Interest Trust, Series 2007-1 (subject to the availability of funds therefor in accordance with the Flow of Funds as set forth in Article IV of the Pooling and Servicing Agreement) for payment or satisfaction thereof.

(vii)	External Marks.

At such time as the long-term senior debt rating of Party A’s Credit Support Provider is BBB or lower from S&P, Party A in its capacity as Valuation Agent shall get external verification of its calculation of Exposure on a monthly basis. This verification shall be at Party A’s expense and may not be verified by the same entity more than four (4) times in any twelve (12)-month period. The external mark should reflect the higher of two (2) bids from counterparties that would be willing and eligible to provide the swap in the absence of the current provider. Such bids and any external marks received by the Valuation Agent shall be provided to S&P. The calculation of Exposure should be based on the greater of the internal and external marks.

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(viii)	Event of Default.

Subclause (iii) of Paragraph 7 shall not apply to Party B.

[Signature page follows]

1 With respect to collateral types not listed below, such assets will be subject to review by each of S&P and Moody’s.

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IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date specified on the first page hereof.

WACHOVIA BANK, NATIONAL ASSOCIATION
NOVASTAR MORTGAGE SUPPLEMENTAL
INTEREST
TRUST, SERIES 2007-1

By: Deutsche Bank National Trust Company, as Trustee under the Pooling and Servicing Agreement, acting not in its individual capacity, but solely in its capacity as Trustee to NovaStar Mortgage Supplemental Interest Trust, Series 2007-1

By /s/Kim V. Farr Name: Kim V. Farr Title: Director	By /s/ Karlene Benvenuto Name: Karlene Benvenuto Title: Authorized Signer

Table 1

Moody’s First Trigger Factor

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.60%
More than 1 but not more than 2	1.20%
More than 2 but not more than 3	1.70%
More than 3 but not more than 4	2.30%
More than 4 but not more than 5	2.80%
More than 5 but not more than 6	3.30%
More than 6 but not more than 7	3.80%
More than 7 but not more than 8	4.30%
More than 8 but not more than 9	4.80%
More than 9 but not more than 10	5.30%
More than 10 but not more than 11	5.60%
More than 11 but not more than 12	6.00%
More than 12 but not more than 13	6.40%
More than 13 but not more than 14	6.80%
More than 14 but not more than 15	7.20%
More than 15 but not more than 16	7.60%
More than 16 but not more than 17	7.90%
More than 17 but not more than 18	8.30%
More than 18 but not more than 19	8.60%
More than 19 but not more than 20	9.00%
More than 20 but not more than 21	9.00%
More than 21 but not more than 22	9.00%
More than 22 but not more than 23	9.00%
More than 23 but not more than 24	9.00%
More than 24 but not more than 25	9.00%
More than 25 but not more than 26	9.00%
More than 26 but not more than 27	9.00%
More than 27 but not more than 28	9.00%
More than 28 but not more than 29	9.00%
More than 29	9.00%